UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2025

Ispire Technology Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41680	84-5106049
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

19700 Magellan Drive

Los Angeles, CA 90502

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 742-9975

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ISPR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On May 13, 2025, Mr. James Patrick McCormick’s service to Ispire Technology Inc. (the “Company”) as its Chief Financial Officer ended, as did Mr. McCormick’s employment by the Company. In connection with the end of his employment, and consistent with the terms of his existing offer letter, Mr. McCormick will receive all accrued and unpaid base compensation and other benefits (e.g., accrued vacation) with respect to periods ending on or before May 13, 2025.

On May 13, the Board of Directors (the “Board”) of the Company appointed Jie “Jay” Yu as the new Chief Financial Officer of the Company. Prior to his appointment as Chief Financial Officer, Mr. Yu, age 41, was the Company’s Vice President of Finance and has served in that role since June of 2023. Mr. Yu held public accounting roles at Crowe Horwath (Hong Kong) from 2009 to 2012 and DA HUA CPA from 2012 to 2016, as a senior accountant and senior manager, respectively. Mr. Yu also served as Chief Financial Officer of MTI Environmental Group from 2016 to 2018 and Luokung Technology Corp. (OTCMKTS: LKCOF) from 2018 to 2023. Mr. Yu holds both bachelor of commerce and postgraduate degrees in finance and accounting from the University of Auckland.

In connection with Mr. Yu’s appointment as Chief Financial Officer of the Company, the Company has agreed to compensate him with an initial annual base salary of $200,000 and an annual performance bonus, awarded at the Compensation Committee’s sole discretion.

There are no family relationships between Mr. Yu and any of the Company’s executive officers or directors, and no arrangements or understandings between Mr. Yu and any other person pursuant to which he was selected as an officer. Mr. Yu is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

On May 15, 2025, the Company issued a press release that announced the appointment of Mr. Yu as the new Chief Financial Officer, the departure of Mr. McCormick, and a reduction of workforce and operating expenses. A copy of the press release is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release of Ispire Technology issued on May 15, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ispire Technology Inc.

	By:	/s/ Michael Wang
		Name:	Michael Wang
		Title:	Co-Chief Executive Officer

Dated: May 15, 2025

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